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                                                                   EXHIBIT 4.2










                     Protection One Alarm Monitoring, Inc.,
                                    as Issuer


                              Protection One, Inc.,
                         Metrol Security Services, Inc.
                                       and
                           Sonitrol of Arizona, Inc.,
                                  as Guarantors


               13 5/8% Senior Subordinated Discount Notes Due 2005


                              --------------------


                          First Supplemental Indenture
                            dated as of July 26, 1996

                                       to

                       Indenture dated as of May 17, 1995

                              --------------------

                      State Street Bank and Trust Company,
                                   as Trustee
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            FIRST SUPPLEMENTAL INDENTURE dated as of July 26, 1996, by and among
PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation ("Monitoring"), PROTECTION ONE, INC., a Delaware corporation (the "Parent Company"), METROL SECURITY SERVICES, INC., a Delaware corporation ("Metrol"), SONITROL OF ARIZONA, INC. an Arizona corporation ("Sonitrol" and together with the Parent Company and Metrol, each a guarantor and collectively, the "Guarantors"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as successor trustee to The First National Bank of Boston under the Indenture hereinafter referred to (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture (as defined below).

            WHEREAS, Monitoring, the Parent Company, Protection One Alarm Services, Inc., an Oregon corporation ("Services"), A-Able Lock & Alarm, Inc., a Nevada corporation ("A-Able"), and The First National Bank of Boston entered into an Indenture dated as of May 17, 1995 (the "Indenture") providing for the issuance by Monitoring of up to $166,000,000 aggregate principal amount 13 5-8% Senior Subordinated Discount Notes due 2005 (the "Discount Notes"); and

            WHEREAS, in accordance with applicable provisions of the Indenture, each of Services and A-Able heretofore has been merged into Monitoring;

            WHEREAS, State Street Bank and Trust Company has acquired substantially all of the corporate trust business of The First National Bank of Boston and has thereby become successor trustee under the Indenture;

            WHEREAS, Section 9.01 of the Indenture provides that Monitoring and the Guarantors, in each case when authorized by a resolution of such company's board of directors (or, in the case of a Guarantor, any committee of such company's board of directors duly authorized to act under the Indenture), and the Trustee, at any time and from time to time, may,f without the consent of any Holder, enter into an indenture supplemental to the Indenture for the purpose of, among other things, adding a Note Guarantee;

            WHEREAS, pursuant to Sections 4.21 and 11.05 of the Indenture, Monitoring and the Guarantors desire to provide for Note Guarantees of payment of the Securities by Metrol and Sonitrol;

            WHEREAS, Monitoring and the Guarantors desire among other things to amend the preamble of the Indenture to reflect the addition of Metrol and Sonitrol as Guarantors; and

            WHEREAS, all things necessary to make this First Supplemental Indenture a valid indenture supplemental to the Indenture have been done;

            NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

            For and in consideration of the premises, it is hereby mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


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                                    ARTICLE I

                           AMENDMENT OF THE INDENTURE

      A. Preamble. The preamble of the Indenture is hereby amended and restated in its entirety to read as follows:

                  "INDENTURE dated as of May 17, 1995 by and among PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation ("Monitoring"), PROTECTION ONE, INC., a Delaware corporation (the "Parent Company"), METROL SECURITY SERVICES, INC., a Delaware corporation ("Metrol"), and SONITROL OF ARIZONA, INC., an Arizona corporation ("Sonitrol", and together with the Parent Company and Metrol, the "Guarantors"), as Guarantors (collectively, the "Guarantors"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee")."

      B. Note Guarantees. Pursuant to Section 4.21 of the Indenture, each of Metrol and Sonitrol hereby provides a Note Guarantee of payment of the Securities by such Restricted Subsidiary pursuant to Article Eleven of the Indenture,

      C References to Guarantors. Any reference in any Section of the Indenture to the Guarantors or any of them shall be deemed to include each of Metrol and Sonitrol.

                                  ARTICLE II
                                 MISCELLANEOUS

I. Execution of Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this First Supplemental Indenture forms a part thereof. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed and shall remain in full force and effect in accordance with its terms.

      A. Responsibility for Recitals. etc. The recitals herein shall be taken as the statements of Monitoring and the Guarantors, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

      B. Provisions Binding on Successors. All the covenants and agreements in this First Supplemental Indenture by Monitoring and the Guarantors shall bind their respective successors and assigns whether so expressed or not.

      C. Governing Law. This First Supplemental Indenture shall be governed by the internal laws of the State of New York.

      D. Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.


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            This First Supplemental Indenture shall become effective immediately upon its execution and delivery by Monitoring, each of the Guarantors and the Trustee.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                              PROTECTION ONE ALARM MONITORING, INC.


                              By:   JOHN W. HESSE
                                   -----------------------------------
                                    John W. Hesse
                                    Executive Vice President and
                                    Chief Financial Officer

                              PROTECTION ONE, INC.


                              By:    JOHN W. HESSE
                                   -----------------------------------
                                    John W. Hesse
                                    Executive Vice President and
                                    Chief Financial Officer


                              METROL SECURITY SERVICES, INC.


                              By:   JOHN W. HESSE
                                   -----------------------------------
                                    John W. Hesse
                                    Executive Vice President and
                                    Chief Financial Officer


                              SONITROL OF ARIZONA, INC.


                              By:  JOHN W. HESSE
                                   -----------------------------------
                                    John W. Hesse
                                    Executive Vice President and
                                    Chief Financial Officer


                              STATE STREET BANK AND TRUST COMPANY,
                              as Trustee


                              By:   ANDREW M. SINASKY
                                   -----------------------------------
                                    Name: Andrew M. Sinasky
                                    Title: Assistant Vice President


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